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                                                                    EXHIBIT 99.1

                                            CONTACT: Jan Sneed
                                                     (212) 546-2422
                                               Cell: (917) 543-4125

GREY GLOBAL AGREES TO MERGE INTO WPP
IN $1.5 BILLION CASH AND STOCK BID

NEW YORK, NY September 13, 2004--Grey Global Group Inc. (NASDAQ:GREY) announced today that it agreed to merge into a wholly-owned subsidiary of WPP Group plc in a cash and stock transaction valued, as of the close of business on September 10, 2004, at approximately $1.5 billion.

Under the terms of the merger agreement, Grey shareholders have the right to elect either $1,005 in cash or 21.746 American Depository Shares of WPP (valued at $1,005, based on the closing price of the WPP American Depository Shares on September 10, 2004). Shareholder elections are subject to proration that is designed to ensure that 50% of Grey shares will be exchanged for cash and 50% of Grey shares will be exchanged for American Depository Shares of WPP. The American Depository Shares, which trade on the New York Stock Exchange, represent five ordinary shares of WPP, which shares are traded on the London Stock Exchange.

The company will operate as an independent network within the WPP group of companies under the Grey name. In connection with the transaction WPP sought and obtained a new employment agreement from Edward Meyer under which he has agreed to continue as Chairman and CEO of Grey Global Group until at least December 31, 2006. WPP's and Mr. Meyer's expectation is that Mr. Meyer will join the Board of Directors of WPP after a transition period following the closing of the merger.

In order for the merger to be completed, the merger agreement must be approved by a vote of at least two-thirds of the voting power of all Grey stockholders (with holders of Grey's Class B common shares entitled to ten votes per Class B share) and by a vote of at least two-thirds of the total number of Grey outstanding common shares (with holders of Class B common shares having one vote per Class B share). Mr. Meyer has agreed to vote all of his Grey common and Class B shares in favor of the merger, representing approximately 43.5% of the voting power (giving effect to the special voting power of the Class B shares) and approximately 20.5% of the voting power on a per share basis (without giving effect to the special voting power of the Class B shares).

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                                                                    EXHIBIT 99.1

The merger is also subject to other customary closing conditions, including regulatory approval, and is expected to be completed around year-end. The merger does not require WPP shareholder approval.

"We are pleased to join WPP, one of the world's leading advertising and communications firms and a company we have long respected, because of our shared values and strong commitment to superior client service," Mr. Meyer said. "Grey's greatest asset is its people, and while the ownership structure will change, our day-to-day business relationship with our clients will remain unchanged and our commitment to do great work will continue to be our passion. By agreeing to combine with WPP, our clients will be able to access a broader array of global services and tools, and our employees can expand their careers in exciting directions."

Mr. Meyer continued: "I have spent my entire working career, nearly 50 years, at Grey helping companies build many of the world's greatest brands. I am equally proud of the work I have done to build the Grey brand. I am personally committed to a very smooth integration and to Grey's continuing success."

Commenting on the announcement, Sir Martin Sorrell, Group Chief Executive of WPP said, " The addition of Grey Global Group to WPP will bring a number of benefits to our clients, our people and our shareowners. In addition to broadening our relationship with a number of our leading clients, Grey will bring access to new clients, strengthen our activities in advertising, media investment management, public relations, healthcare and direct and interactive. Additionally, Grey's broad geographic spread will further strengthen WPP's market position. We believe that WPP will offer Grey's clients and its people significant enhanced opportunities. All of us at WPP are excited by the prospect."

                                    * * * * *

ABOUT GREY:

Grey Global Group ranks among the largest global communications companies in the world. Grey Global Group operates branded independent business units in many communications disciplines including general advertising, public relations/public affairs, direct marketing, internet communications, healthcare marketing, brand strategy and design, and on-line and off-line media services.

                                    * * * * *

Goldman, Sachs & Co. and J.P. Morgan are acting as financial advisors to Grey Global Group Inc. in connection with the transaction.

Simpson Thacher & Bartlett LLP is acting as legal counsel to Grey Global Group Inc. in connection with the transaction, and Davis Polk & Wardwell is acting as legal counsel to Edward H. Meyer in connection with the transaction.

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                                                                    EXHIBIT 99.1

FORWARD-LOOKING STATEMENTS

The statements, analyses, and other information contained herein relating to the proposed merger and anticipated synergies, savings and financial and operating performance, including estimates for growth, trends in each of the operations and financial results, the markets for products, the future development of business, and the contingencies and uncertainties of WPP Group plc ("WPP") and Grey Global Group Inc. ("Grey") to which WPP and Grey may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their potential effects on the company.

Future events and their effects on WPP and Grey may not be those anticipated by management. Actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in WPP's most recent Annual Report on Form 20-F for the year ended December 31, 2003, Grey's most recent Annual Report on Form 10-K and 10K/A for the year ended December 31, 2003 and Grey's quarterly reports on Form 10-Q and other documents filed by WPP and Grey with the Securities and Exchange Commission ("SEC"). These risks and uncertainties include, without limitation, the following: the ability to promptly and effectively integrate the businesses of Grey and WPP; the reaction of WPP's and Grey's clients to the transaction and the ability to retain those clients; the ability to retain key personnel; potential client conflicts; the ability to achieve the anticipated strategic benefits of the proposed merger; the diversion of management time on merger-related issues; the effect of foreign exchange rate fluctuations; the performance of financial markets and interest rates; competitive and business factors; new tax or other government regulation; and changes in general economic conditions.

Neither WPP nor Grey undertakes, and each specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

IMPORTANT LEGAL INFORMATION

This communication is being made in respect of the proposed merger involving WPP Group plc and Grey Global Inc. In connection with the proposed merger, WPP and Grey will prepare a registration statement on Form F-4 containing a proxy statement/prospectus for the stockholders of Grey to be filed with the SEC, and each will be filing other documents regarding the proposed transaction, with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, GREY'S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The registration statement containing the proxy statement/prospectus and other documents will be available free of charge at the SEC's Web site, www.sec.gov. Stockholders and investors in Grey or WPP will also be able to obtain the proxy statement/prospectus and other documents free of charge by directing their requests to Grey, 777 Third Avenue, New York, NY 10017 (212-546-2000) or to WPP, 125 Park Avenue, New York, NY 10017 (212-632-2200).

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                                                                    EXHIBIT 99.1

Grey and its directors and executive officers may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding Grey's directors and executive officers is available in Grey's Amendment to their Annual Report for the year ended December 31, 2003, which was filed with the SEC on April 29, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

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